EXHIBIT 4.4

IAMGOLD CORPORATION

SHARE INCENTIVE PLAN

ARTICLE ONE

DEFINITIONS AND INTERPRETATION

Section 1.01     Definitions: For purposes of the Plan, unless such word or term is otherwise defined herein or the context in which such word or term is used herein otherwise requires, the following words and terms with the initial letter or letters thereof capitalized shall have the following meanings:

(a)	"Act" means the Canada Business Corporations Act or its successor, as amended from time to time;
(b)	"Aggregate Contribution" means the aggregate of a Participant’s Contribution and the related Corporation’s Contribution;
(c)

"Basic Annual Salary" means the basic annual remuneration of a participant from the Corporation and its Designated Affiliates exclusive of any overtime pay, bonuses or allowances of any kind whatsoever;

(d)	"Committee" shall mean the Directors or, if the Directors so determine in accordance with section 2.03 of the Plan, the committee of the Directors authorized to administer the Plan;
(e)	"Common Shares" shall mean the common shares of the Corporation, as adjusted in accordance with the provisions of Article Seven of the Plan;
(f)	"Corporation" means IAMGold Corporation, a corporation incorporated under the Act;
(g)	"Corporation’s Contribution" means the amount the Corporation credits a Participant under section 3.04 of the Plan;
(h)	"Designated Affiliate" means the affiliates of the Corporation designated by the Committee for purposes of the Plan from time to time;
(i)	"Directors" shall mean the board of directors of the Corporation from time to time;
(j)	"Eligible Directors" shall mean the Directors or the directors of any Designated Affiliate from time to time;
(k)	"Eligible Employees" shall mean employees and officers, whether Directors or not, and including both full-time and part-time employees, of the Corporation or any Designated Affiliate;

IAMGold - Annual Matters 2005- Share Incentive Plan - (Final) (2).htm

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(l)

"Employment Contract" means any contract between the Corporation or any Designated Affiliate and any Eligible Employee, Eligible Director or Other Participant relating to, or entered into in connection with, the employment of the Eligible Employee, the appointment or election of the Eligible Director or the engagement of the Other Participant or any other agreement to which the Corporation or a Designated Affiliate is a party with respect to the rights of such Participant in respect of a change in control of the Corporation or the termination of employment, appointment, election or engagement of such Participant;

(m)

"Holding Period" means a period of 12 months or such longer period as may be required by law or the Stock Exchange or any regulatory authority having jurisdiction over the securities of the Corporation;

(n)	"Issue Price" means the weighted average price of the Common Shares on the Stock Exchange for the calendar quarter in respect of which Common Shares are being issued under the Share Purchase Plan;
(o)	"Option" shall mean an option to purchase Common Shares granted pursuant to, or governed by, the Plan;
(p)	"Optionee" shall mean a Participant to whom an Option has been granted pursuant to the Share Option Plan;
(q)	"Option Period" shall mean the period of time during which the particular Option may be exercised;
(r)

"Other Participants" shall mean any person or corporation engaged to provide ongoing management or consulting services for the Corporation or a Designated Affiliate, or any employee of such person or corporation, other than an Eligible Director or an Eligible Employee;

(s)

"Participant" with respect to the Share Purchase Plan shall mean each Eligible Employee and Other Participant and with respect to the Share Option Plan and Share Bonus Plan shall mean each Eligible Director, Eligible Employee and Other Participant;

(t)	"Participant’s Contribution" means the amount a Participant elects to contribute to the Share Purchase Plan under paragraphs 3.03(a) or (b) of the Plan;
(u)	"Plan" means this share incentive plan which includes the Share Purchase Plan, the Share Option Plan and the Share Bonus Plan;
(v)

"Service Provider" means an employee or insider of the Corporation or any of its subsidiaries and any other person or corporation engaged to provide ongoing management or consulting services for the Corporation or any entity controlled by the Corporation;

(w)	"Share Bonus Plan" means the share bonus plan described in Article Five hereof;

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(x)

"Share Compensation Arrangement" means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of securities of the Corporation to one or more Service Providers, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guaranty or otherwise;

(y)	"Share Option Plan" means the share option plan described in Article Four hereof;
(z)	"Share Purchase Plan" means the share purchase plan described in Article Three hereof; and
(aa)

"Stock Exchange" means The Toronto Stock Exchange, or, if the Common Shares are not listed on The Toronto Stock Exchange, such other principal market upon which the Common Shares are traded as designated by the Committee from time to time.

Section 1.02     Securities Definitions: In the Plan, the terms "affiliate", "associate", "subsidiary" and "insider" shall have the meaning given to such terms in the Securities Act (Ontario).

Section 1.03     Headings: The headings of all articles, sections, and paragraphs in the Plan are inserted for convenience of reference only and shall not affect the construction or interpretation of the Plan.

Section 1.04     Context, Construction: Whenever the singular or masculine are used in the Plan, the same shall be construed as being the plural or feminine or neuter or vice versa where the context so requires.

Section 1.05     References to this Plan: The words "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions mean or refer to the Plan as a whole and not to any particular article, section, paragraph or other part hereof.

Section 1.06     Canadian Funds: Unless otherwise specifically provided, all references to dollar amounts in the Plan are references to lawful money of Canada.

ARTICLE TWO

PURPOSE AND ADMINISTRATION OF THE PLAN

Section 2.01     Purpose of the Plan: The Plan provides for the acquisition of Common Shares by Participants for the purpose of advancing the interests of the Corporation through the motivation, attraction and retention of key employees and directors of the Corporation and the Designated Affiliates of the Corporation and to secure for the Corporation and the shareholders of the Corporation the benefits inherent in the ownership of Common Shares by key employees and directors of the Corporation and its Designated Affiliates, it being generally recognized that share incentive plans aid in attracting, retaining and encouraging employees and directors due to the opportunity offered to them to acquire a proprietary interest in the Corporation.

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Section 2.02     Administration of the Plan: The Plan shall be administered by the Committee and the Committee shall have full authority to administer the Plan including the authority to interpret and construe any provision of the Plan and to adopt, amend and rescind such rules and regulations for administering the Plan as the Committee may deem necessary or desirable in order to comply with the requirements of the Plan. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and conclusive and shall be binding on the Participants and the Corporation. No member of the Committee shall be personally liable for any action taken or determination or interpretation made in good faith in connection with the Plan and all members of the Committee shall, in addition to their rights as Directors, be fully protected, indemnified and held harmless by the Corporation with respect to any such action taken or determination or interpretation made. The appropriate officers of the Corporation are hereby authorized and empowered to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary or desirable for the implementation of the Plan and of the rules and regulations established for administering the Plan. All costs incurred in connection with the Plan shall be for the account of the Corporation.

Section 2.03    Delegation to Committee: All of the powers exercisable hereunder by the Directors may, to the extent permitted by applicable law and as determined by resolution of the Directors, be exercised by a committee of the Directors comprised of not less than three Directors.

Section 2.04     Record Keeping: The Corporation shall maintain a register in which shall be recorded:

(a)	the name and address of each Optionee;
(b)	the number of Common Shares subject to Options granted to each Optionee;
(c)	the aggregate number of Common Shares subject to Options;
(d)	the name and address of each Participant in the Share Purchase Plan;
(e)	the Participants’ Contributions and the Corporation’s Contributions in respect of each Participant; and
(f)	the number of Common Shares held in safekeeping for the account of each Participant.

Section 2.05    Determination of Participants: The Committee shall from time to time determine the Participants who may participate in the Share Purchase Plan, the Share Option Plan and the Share Bonus Plan. The Committee shall from time to time determine the number of Common Shares to be issued to any Participant under the Share Bonus Plan, the Participants to whom Options shall be granted, the number of Common Shares to be made subject to and the expiry date of each Option granted to each Participant and the other terms of each Option granted to each Participant, all such determinations to be made in accordance with the terms and conditions of the Plan, and the Committee may take into consideration the present and potential contributions of and the services rendered by the particular Participant to the success of the

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Corporation and any other factors which the Committee deems appropriate and relevant. Notwithstanding the foregoing, an Eligible Director who is not also an officer of the Corporation or of an affiliate of the Corporation, may only be granted Options upon his or her initial appointment or election, as the case may be, as a director of the Corporation or of an affiliate of the Corporation and such Eligible Director shall not be eligible to be granted Options on an annual basis or otherwise other than upon his or her initial appointment or election, as the case may be, as a director of the Corporation or of an affiliate of the Corporation, with "initial appointment or election" referring to the appointment or election of such individual as a director of the Corporation or of an affiliate of the Corporation in circumstances where, immediately prior to such appointment or election, the individual was not a director of the Corporation or of an affiliate of the Corporation.

Section 2.06	Maximum Number of Shares:
(a)

Share Purchase Plan: The maximum number of Common Shares made available for the Share Purchase Plan shall be determined from time to time by the Committee but, in any case, shall not exceed 750,000 Common Shares in the aggregate and in no event shall the aggregate number of Common Shares reserved for issue pursuant to the provisions of the Share Purchase Plan exceed 750,000 Common Shares.

(b)

Share Option Plan: The maximum number of Common Shares made available for the Share Option Plan shall be determined from time to time by the Committee but, in any case, shall not exceed 13,250,000 Common Shares in the aggregate and in no event shall the aggregate number of Common Shares reserved for issue pursuant to the provisions of the Share Option Plan exceed 13,250,000 Common Shares. In addition, the aggregate number of Common Shares reserved for issuance to any one Participant upon the exercise of Options shall not exceed 5% of the number of Common Shares then outstanding.

(c)

Share Bonus Plan: The maximum number of Common Shares made available for the Share Bonus Plan shall be determined from time to time by the Committee but, in any case, shall not exceed 600,000 Common Shares in the aggregate and in no event shall the aggregate number of Common Shares reserved for issue pursuant to the provisions of the Share Bonus Plan exceed the lesser of 600,000 Common Shares and 1% of the number of Common Shares then outstanding.

For purposes of this section 2.06, the number of Common Shares then outstanding shall mean the number of Common Shares outstanding on a non-diluted basis immediately prior to the proposed grant of the applicable Option or issue of Common Shares, as the case may be, excluding Common Shares issued pursuant to Share Compensation Arrangements over the preceding one-year period.

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ARTICLE THREE

SHARE PURCHASE PLAN

Section 3.01    The Share Purchase Plan: A Share Purchase Plan is hereby established for Eligible Employees and Other Participants.

Section 3.02     Participants: Participants entitled to participate in the Share Purchase Plan shall be Eligible Employees or Other Participants who have been providing services to the Corporation or any Designated Affiliate for at least the immediately preceding 12 months. The Committee, shall have the right, in its absolute discretion, to waive such 12 month period or to determine that the Share Purchase Plan does not apply to any Eligible Employee or Other Participant.

Section 3.03   Election to Participate in Share Purchase Plan and Participant’s Contribution:

(a)

Any Participant may elect to contribute money to the Share Purchase Plan in any calendar year if the Participant, prior to the end of the immediately preceding calendar year, delivers to the Corporation a written direction in form and substance satisfactory to the Corporation authorizing the Corporation to deduct from the remuneration of the Participant the Participant’s Contribution in equal instalments.

(b)

If, on December 31 of any year, a Participant has not been continuously providing service to the Corporation or any of its Designated Affiliates for at least the immediately preceding 12 months (unless such 12-month requirement is waived by the Committee), then, in the calendar quarter during which such Participant reaches six consecutive months of service, such Participant may elect to make a Participant’s Contribution with respect to the balance of that calendar year, commencing at the beginning of the next calendar quarter, by delivering to the Corporation the written direction referred to in paragraph 3.03(a) above.

(c)

The Participant’s Contribution shall not exceed 10% (unless changed by the Committee), before deductions, of the Basic Annual Salary of the Participant; provided that, in the event of any employee electing to make a Participant’s’ Contribution for less than a full year in accordance with paragraph 3.03(b) above, his or her Basic Annual Salary shall be pro-rated for the balance of that calendar year.

(d)

No adjustment shall he made to the Participant’s Contribution until the next succeeding calendar year, and then only if a new written direction shall have been delivered to the Corporation for such calendar year. The Participant’s Contribution shall be held by the Corporation in trust for the benefit of the Participant for the purposes of the Share Purchase Plan.

Section 3.04     Corporation’s Contribution: Immediately prior to the date any Common Shares are issued to a Participant in accordance with section 3.06 of the Plan, the Corporation will credit

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the Participant with and thereafter hold in trust for the Participant an amount equal to the Participant’s Contribution then held in trust by the Corporation.

Section 3.05     Aggregate Contribution: The Corporation shall not be required to segregate the Aggregate Contribution from its own corporate funds or to pay interest thereon.

Section 3.06	Issue of Shares:
(a)

As soon as practicable following March 31, June 30, September 30 and December 31 in each calendar year the Corporation shall issue for the account of each Participant fully paid and non-assessable Common Shares equal in value to the Aggregate Contribution held in trust as of such date by the Corporation and the Aggregate Contribution shall be converted into Common Shares at the applicable Issue Price. If such conversion would result in the issue for the account of a Participant of a fraction of a Common Share, the Corporation will issue only such whole Common Shares as are issuable.

(b)	The Corporation shall bold any unused balance of the Aggregate Contribution in trust for the Participant until used in accordance with the Share Purchase Plan.
Section 3.07	Safekeeping and Delivery of Shares:
(a)

All Common Shares issued for the account of a Participant in accordance with section 3.06 of the Plan will be held in safekeeping by the Corporation and will be delivered, subject as provided in the Share Purchase Plan, to such Participant upon the expiry of the Holding Period from the date of issue of such Common Shares. If the Corporation receives on behalf of a Participant in respect of any Common Shares so held:

(i)	cash dividends;
(ii)	options or rights to purchase additional securities of the Corporation or any other corporation;
(iii)	any notice of meeting, proxy statement and proxy for any meeting of holders of Common Shares; or
(iv)	other or additional Common Shares or other securities (by way of dividend or otherwise);

then the Corporation shall forward to such Participant, at his or her last address according to the register maintained under section 2.04 of the Plan, any of the items listed in subparagraph 3.07 (a)(i), (ii) and (iii) above; and shall hold in safekeeping any additional securities referred to in subparagraph 3.07(a)(iv) above and shall deliver such securities to the Participant with delivery of the Common Shares in respect of which such additional securities were issued.

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(b)

Any Common Shares held for the account of an Eligible Employee in safekeeping by the Corporation will be distributed to the Eligible Employee or the estate of the Eligible Employee, prior to the expiry of the applicable Holding Period only upon:

(i)	the date of the commencement of the Eligible Employee’s retirement in accordance with the Corporation’s normal retirement policy;
(ii)	the date of the commencement of the total disability of the Eligible Employee determined in accordance with the Corporation’s normal disability policy; or
(iii)	the date of death of the Eligible Employee.
(c)

Any Common Shares held for the account of an Other Participant in safekeeping by the Corporation will be distributed to the Other Participant or the estate of the Other Participant, prior to the expiry of the applicable Holding Period only upon:

(i)

the date of the commencement of the Other Participant’s retirement in accordance with the Corporation’s normal retirement policy, or in the case of an Other Participant that is not an individual, the date of the commencement of the retirement of the primary individual providing services to the Corporation on behalf of the Other Participant;

(ii)

the date of the commencement of the total disability of the Other Participant, or in the case of an Other Participant that is not an individual, the date of the commencement of the total disability of the primary individual providing the services to the Corporation or Designated Affiliate on behalf of the Other Participant, determined in accordance with the Corporation’s normal disability policy; or

(iii)

the date of death of the Other Participant or, in the case of an Other Participant that is not an individual, the date of death of the primary individual providing the services to the Corporation or Designated Affiliate on behalf of the Other Participant.

(d)

If there is a take-over bid (within the meaning of the Securities Act (Ontario)) made for all or a portion of the issued and outstanding Common Shares, then the Committee may, by resolution, make any Common Shares held in trust for a Participant immediately deliverable in order to permit such Common Shares to be tendered to such bid. In addition, the Committee may, by resolution, permit the Corporation’s Contribution to be made and Common Shares to be issued for the then Aggregate Contribution prior to expiry of any such take-over bid in order to permit such Common Shares to be tendered to such bid.

Section 3.08     Termination of Employment: If a Participant shall cease to be employed by, or provide services to, the Corporation or any Designated Affiliate for any reason or shall receive notice from the Corporation of the termination of his or her contract of service or employment:

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(a)	the Participant shall automatically cease to be entitled to participate in the Share Purchase Plan;
(b)	any portion of the Participant’s Contribution then held in trust for the Participant shall be paid to the Participant or the estate of the Participant;
(c)	any portion of the Corporation’s Contribution then held in trust for the Participant shall be paid to the Corporation; and
(d)

any Common Shares then held in safekeeping for the Participant shall, subject to section 3.07 of the Plan in the case of retirement, disability or death, and subject to the provisions of the Act, remain in safekeeping until the expiry of the Hold Period.

Section 3.09     Election to Withdraw from Share Purchase Plan: Any Participant may at any time elect to withdraw from the Share Purchase Plan. In order to withdraw the Participant must give at least two weeks’ notice to the Corporation in writing in form and substance satisfactory to the Corporation directing the Corporation to cease deducting from the Participant’s remuneration the Participant’s Contribution. Deductions will cease to be made commencing with the first pay date following expiry of the two week notice. The Participant’s Contribution will continue to be held in trust. On the next following date for making the Corporation’s Contribution the Corporation will credit the Participant with the pro rata amount of the Corporation’s Contribution, calculated in accordance with section 3.04 of the Plan. The issuance and delivery of Common Shares will not be accelerated by such withdrawal but will occur on the date on which such Common Shares would otherwise have been issued in accordance with section 3.06 of the Plan and delivered to the Participant in accordance with section 3.07 of the Plan had the Participant not elected to withdraw from the Share Purchase Plan.

Section 3.10     Necessary Approvals: The obligation of the Corporation to issue and deliver any Common Shares in accordance with the Share Purchase Plan shall be subject to any necessary approval of any stock exchange or regulatory authority having jurisdiction over the securities of the Corporation. If any Common Shares cannot be issued to any Participant under the Share Purchase Plan for whatever reason, the obligation of the Corporation to issue such Common Shares shall terminate and any Participant’s Contribution held in trust for a Participant shall be returned to the Participant without interest.

ARTICLE FOUR

SHARE OPTION PLAN

Section 4.01    The Share Option Plan and Participants: A Share Option Plan is hereby established for Eligible Directors (subject to section 2.05 hereof), Eligible Employees and Other Participants.

Section 4.02    Option Notice or Agreement: Each Option granted to a Participant shall be evidenced by a stock option notice or stock option agreement setting out terms and conditions consistent with the provisions of the Plan, which terms and conditions need not be the same in each case and which terms and conditions may be changed from time to time.

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Section 4.03     Exercise Price: The price per share at which any Common Share which is the subject of an Option may be purchased shall be determined by the Committee at the time the Option is granted, provided that prior to the date that the Common Shares are first traded on the Stock Exchange, such price shall be not less than the fair market value of the Common Shares as determined by the Committee, and thereafter such price shall be not less than the closing price of the Common Shares on the Stock Exchange on the last trading day immediately preceding the date of the grant of such Option.

Section 4.04     Term of Option: The Option Period for each Option shall be such period of time as shall be determined by the Committee, subject to amendment by an Employment Contract, provided that in no event shall an Option Period exceed 10 years.

Section 4.05     Lapsed Options: If Options granted under the Share Option Plan are surrendered, terminate or expire without being exercised in whole or in part, new Options may be granted covering the Common Shares not purchased under such lapsed Options.

Section 4.06     Limit on Options to be Exercised: Except as otherwise specifically provided in any Employment Contract or in section 4.09 of the Plan, Options may be exercised (in each case to the nearest full share) during the Option Period as follows:

(a)	At any time during the Option Period after the end of the first year thereof, the Participant may purchase up to one third of the aggregate number of Common Shares subject to such Option;
(b)

At any time during the Option Period after the end of the second year thereof, the Participant may purchase an additional one third of the aggregate number of Common Shares subject to such Option plus any Common Shares not purchased in accordance with subparagraph 4.06(a) above; and

(c)

At any time during the Option Period after the expiration of the third year thereof, the Participant may purchase any Common Shares subject to such Option not purchased in accordance with subparagraphs 4.06(a) and (b) above.

Section 4.07     Eligible Participants on Exercise: Subject to section 4.06 of the Plan an Option may be exercised by the Optionee in whole at any time, or in part from time to time, during the Option Period, provided however that, except as otherwise specifically provided in section 4.10 or section 4.11 hereof or in any Employment Contract, no Option may be exercised unless the Optionee at the time of exercise thereof is:

(a)

in the case of an Eligible Employee, an officer of the Corporation or a Designated Affiliate or in the employment of the Corporation or a Designated Affiliate and has been continuously an officer or so employed since the date of the grant of such Option, provided however that a leave of absence with the approval of the Corporation or such Designated Affiliate shall not be considered an interruption of employment for purposes of the Share Option Plan;

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(b)

in the case of an Eligible Director who is not also an Eligible Employee, a director of the Corporation or a Designated Affiliate and has been such a director continuously since the date of the grant of such Option; and

(c)

in the case of an Other Participant, engaged, directly or indirectly, in providing ongoing management or consulting services for the Corporation or a Designated Affiliate and has been so engaged since the date of the grant of such Option.

Section 4.08     Payment of Exercise Price: The issue of Common Shares on exercise of any Option shall be contingent upon receipt by the Corporation of payment of the aggregate purchase price for the Common Shares in respect of which the Option has been exercised by cash or certified cheque delivered to the registered office of the Corporation together with a validly completed notice of exercise. No Optionee or legal representative, legatee or distributee of any Optionee will be, or will be deemed to be, a holder of any Common Shares with respect to which such Optionee was granted an Option, unless and until certificates for such Common Shares are issued to such Optionee, or them, under the terms of the Share Option Plan, Subject to section 4.12 hereof, upon an Optionee exercising an Option and paying the Corporation the aggregate purchase price for the Common Shares in respect of which the Option has been exercised, the Corporation shall as soon as practicable issue and deliver a certificate representing the Common Shares so purchased.

Section 4.09     Acceleration on Take-over Bid: If there is a take-over bid (within the meaning of the Securities Act (Ontario)) made for all or a portion of the issued and outstanding Common Shares, then the Committee may, by resolution, permit all Options outstanding to become immediately exercisable, notwithstanding section 4.06 hereof, in order to permit Common Shares issuable under such Options to be tendered to such bid.

Section 4.10     Effect of Death: If a Participant or, in the case of an Other Participant which is not an individual, the primary individual providing services to the Corporation or Designated Affiliate on behalf of the Other Participant, shall die, any Option held by such Participant or Other Participant at the date of such death shall become immediately exercisable notwithstanding section 4.06 hereof, and shall be exercisable in whole or in part only by the person or persons to whom the rights of the Optionee under the Option shall pass by the will of the Optionee or the laws of descent and distribution for a period of nine months (or such other period of time as is otherwise provided in an Employment Contract) after the date of death of the Optionee or prior to the expiration of the Option Period in respect of the Option, whichever is sooner, and then only to the extent that such Optionee was entitled to exercise the Option at the date of the death of such Optionee in accordance with sections 4.07 and 4.11 of the Plan.

Section 4.11	Effect of Termination of Employment: If a Participant shall:
(a)	cease to be a director of the Corporation and of the Designated Affiliates (and is not or does not continue to be an employee thereof) for any reason (other than death); or
(b)	cease to be employed by, or provide services to, the Corporation or the Designated Affiliates (and is not or does not continue to be a director or officer

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thereof), or any corporation engaged to provide services to the Corporation or the Designated Affiliates, for any reason (other than death) or shall receive notice from the Corporation or any Designated Affiliate of the termination of his Employment Contract;

(collectively a "Termination"), except as otherwise provided in any Employment Contract, such Participant may, but only within 60 days next succeeding such Termination, exercise his Options to the extent that such Participant was entitled to exercise such options at the date of such Termination. Notwithstanding the foregoing or any Employment Contract, in no event shall such right extend beyond the Option Period.

Section 4.12     Necessary Approvals: The obligation of the Corporation to issue and deliver any Common Shares in accordance with the Share Option Plan shall be subject to any necessary approval of any stock exchange or regulatory authority having jurisdiction over the securities of the Corporation. If any Common Shares cannot be issued to any Participant upon the exercise of an Option for whatever reason, the obligation of the Corporation to issue such Common Shares shall terminate and any exercise price paid to the Corporation in respect of the exercise of such Option shall be returned to the Participant.

ARTICLE FIVE

SHARE BONUS PLAN

Section 5.01     The Share Bonus Plan: A Share Bonus Plan is hereby established for Eligible Directors, Eligible Employees and Other Participants.

Section 5.02     Participants: The Committee shall have the right to determine, in its sole and absolute discretion, to issue for no cash consideration to such Participant any number of Common Shares as a discretionary bonus subject to such provisions and restrictions as the Committee may determine.

Section 5.03     Necessary Approvals: The obligation of the corporation to issue and deliver any Common Shares in accordance with the Share Bonus Plan shall be subject to any necessary approvals of any stock exchange or regulatory authority having jurisdiction over the securities of the Corporation. If any Common Shares cannot be issued to any Participant under the Share Bonus Plan for whatever reason, the obligation of the Corporation to issue such Common Shares shall terminate.

ARTICLE SIX

WITHHOLDING TAXES AND SECURITIES LAWS

OF THE UNITED STATES OF AMERICA

Section 6.01     Withholding Taxes: The Corporation or any Designated Affiliate may take such steps as are considered necessary or appropriate for the withholding of any taxes which the Corporation or any Designated Affiliate is required by any law or regulation of any governmental authority whatsoever to withhold in connection with any Option or Common Share including, without limiting the generality of the foregoing, the withholding of all or any portion of any payment or the withholding of the issue of Common Shares to be issued upon the exercise

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of any Option, until such time as the Participant has paid the Corporation or any Designated Affiliate for any amount which the Corporation or the Designated Affiliate is required to withhold with respect to such taxes.

Section 6.02     Securities Laws of the United States of America: Neither the Options which may be granted pursuant to the provisions of the Share Option Plan nor the Common Shares which may be issued pursuant to the exercise of Options or participation in the Share Purchase Plan or Share Bonus Plan have been registered under the United States Securities Act of 1933, as amended (the "U.S. Act"), or under any securities law of any state of the United States of America. Accordingly, any Participant who is issued Common Shares or granted an Option in a transaction which is subject to the U.S. Act or the securities laws of any state of the United States of America may be required to represent, warrant, acknowledge and agree that:

(a)	the Participant is acquiring the Option and/or any Common Shares as principal and for the account of the Participant;
(b)

in granting the Option and/or issuing the Common Shares to the Participant, the Corporation is relying on the representations and warranties of the Participant to support the conclusion of the Corporation that the granting of the Option and/or the issue of Common Shares do not require registration under the U.S. Act or to be qualified under the securities laws of any state of the United States of America;

(c)	each certificate representing Common Shares so issued may be required to have the following legends:

"THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (C) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

"THE PRESENCE OP THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT GOOD DELIVERY OF THE COMMON SHARES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE. A CERTIFICATE WITHOUT A LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT FOR THE COMMON SHARES OF THE CORPORATION IN CONNECTION WITH A SALE OF THE COMMON SHARES REPRESENTED HEREBY UPON DELIVERY OF THIS CERTIFICATE AND AN EXECUTED DECLARATION BY THE SELLER, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT

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SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.";

provided that if such Common Shares are being sold outside the United States of America in compliance with the requirements of Rule 904 of Regulation S under the U.S. Act the foregoing legends may be removed by providing a written declaration by the holder to the registrar and transfer agent for the Common Shares to the following effect:

"The undersigned (a) represents and warrants that the sale of the securities of IAMGold Corporation (the "Corporation") to which this declaration relates is being made in compliance with Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (b) certifies that (1) the undersigned is not an affiliate of the Corporation as that term is defined in the U.S. Securities Act, (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the undersigned and any person acting on behalf of the undersigned reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of The Toronto Stock Exchange and neither the undersigned nor any person acting on behalf of the undersigned knows that the transaction has been prearranged with a buyer in the United States, and (3) neither the undersigned nor any affiliate of the undersigned nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act."

(d)

other than as contemplated by subsection 6.02(c) hereof, prior to making any disposition of any Common Shares acquired pursuant to the Plan which might be subject to the requirements of the U.S. Act, the Participant shall give written notice to the Corporation describing the manner of the proposed disposition and containing such other information as is necessary to enable counsel for the Corporation to determine whether registration under the U.S. Act or qualification under any securities laws of any state of the United States of America is required in connection with the proposed disposition and whether the proposed disposition is otherwise in compliance with such legislation and the regulations thereto;

(e)

other than as contemplated by subsection 6.02(c) hereof, the Participant will not attempt to effect any disposition of the Common Shares owned by the Participant and acquired pursuant to the Plan or of any interest therein which might be subject to the requirements of the U.S. Act in the absence of an effective registration statement relating thereto under the U.S. Act or an opinion of counsel satisfactory in form and substance to counsel for the Corporation that such disposition would not constitute a violation of the U.S. Act and then will only dispose of such Common Shares in the manner so proposed;

(f)	the Corporation may place a notation on the records of the Corporation to the effect that none of the Common Shares acquired by the Participant pursuant to the

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Plan shall be transferred unless the provisions of the Plan have been complied with; and

(g)

the effect of these restrictions on the disposition of the Common Shares acquired by the Participant pursuant to the Plan is such that the Participant may not be able to sell or otherwise dispose of such Common Shares for a considerable length of time in a transaction which is subject to the provisions of the U.S. Act other than as contemplated by subsection 6.02(c) hereof.

ARTICLE SEVEN

GENERAL

Section 7.01    Effective Time of Plan: The Plan shall become effective upon a date to be determined by the Directors.

Section 7.02    Amendment of Plan: The Committee may from time to time in the absolute discretion of the Committee amend, modify and change the provisions of the Plan or any Options granted pursuant to the Plan, provided that any amendment, modification or change to the provisions of the Plan or any Options granted pursuant to the Plan which would:

(a)	materially increase the benefits under the Plan or any Options granted pursuant to the Plan;
(b)	increase the number of Common Shares, other than by virtue of sections 7.06 and 7.07 of the Plan, which may be issued pursuant to the Plan; or
(c)	materially modify the requirements as to eligibility for participation in the Plan;

shall only be effective upon such amendment, modification or change being approved by the shareholders of the Corporation if required by the Stock Exchange or any other regulatory authority having jurisdiction over the securities of the Corporation. Any amendment, modification or change of any provision of the Plan or any Options granted pursuant to the Plan shall be subject to approval, if required, by the Stock Exchange or any regulatory authority having jurisdiction over the securities of the Corporation.

Section 7.03      Non-Assignable: No rights under the Plan and no Option awarded pursuant to the provisions of the Plan are assignable or transferable by any Participant other than pursuant to a will or by the laws of descent and distribution.

Section 7.04     Rights as a Shareholder: No Optionee shall have any rights as a shareholder of the Corporation with respect to any Common Shares which are the subject of an Option. No Optionee shall be entitled to receive any dividends, distributions or other rights declared for shareholders of the Corporation for which the record date is prior to the date of issue of certificates representing Common Shares.

Section 7.05     No Contract of Employment: Nothing contained in the Plan shall confer or be deemed to confer upon any Participant the right to continue in the employment of, or to provide

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services to, the Corporation or any Designated Affiliate nor interfere or be deemed to interfere in any way with any right of the Corporation or any Designated Affiliate to discharge any Participant at any time for any reason whatsoever, with or without cause. Participation in any of the Plan by a Participant shall be voluntary.

Section 7.06    Consolidation, Merger, etc.: If there is a consolidation, merger or statutory amalgamation or arrangement of the Corporation with or into another corporation, a separation of the business of the Corporation into two or more entities or a transfer of all or substantially all of the assets of the Corporation to another entity:

(a)

each Participant for whom Common Shares are held in safekeeping under the Share Purchase Plan shall receive on the date that Common Shares would otherwise be delivered to the Participant the securities, property or cash which the Participant would have received upon such consolidation, merger, amalgamation, arrangement, separation or transfer if the Participant had held the Common Shares immediately prior to such event; and

(b)

upon the, exercise of an Option under the Share Option Plan, the holder thereof shall be entitled to receive the securities, property or cash which the holder would have received upon such consolidation, merger, amalgamation, arrangement, separation or transfer if the holder had exercised the Option immediately prior to the effective time of such event, unless the directors of the Corporation otherwise determine the basis upon which such Option shall be exercisable.

Section 7.07     Adjustment in Number of Shares Subject to the Plan: In the event there is any change in the Common Shares, whether by reason of a stock dividend, consolidation, subdivision, reclassification or otherwise, an appropriate adjustment shall be made by the Committee in:

(a)	the number of Common Shares available under the Plan;
(b)	the number of Common Shares subject to any Option; and
(c)	the exercise price of the Common Shares subject to Options.

If the foregoing adjustment shall result in a fractional Common Share, the fraction shall be disregarded. All such adjustments shall be conclusive, final and binding for all purposes of the Plan.

Section 7.08     Securities Exchange Take-over Bid: In the event that the Corporation becomes The subject of a take-over bid (within the meaning of the Securities Act (Ontario)) pursuant to which 100% of the issued and outstanding Common Shares are acquired by the offeror either directly or as a result of the compulsory acquisition provisions of the incorporating statute, and where consideration is paid in whole or in part in equity securities of the offeror, the Committee may send notice to all Optionees requiring them to surrender their Options within 10 days of the mailing of such notice, and the Optionees shall be deemed to have surrendered such Options on the tenth day after the mailing of such notice without further formality, provided that:

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(a)	the Committee delivers with such notice an irrevocable and unconditional offer by the offeror to grant replacement options to the Optionees on the equity securities offered as consideration;
(b)	the Committee has determined, in good faith, that such replacement options have substantially the same economic value as the Options being surrendered; and
(c)	the surrender of Options and the granting of replacement options can be effected on a tax free rollover basis under the Income Tax Act (Canada).

Section 7.09     No Representation or Warranty: The Corporation makes no representation or warranty as to the future market value of any Common Snares issued in accordance with the provisions of the Plan.

Section 7.10    Participation through RRSP’s and Holding Companies: Subject to the approval of the Committee, an Eligible Employee or Eligible Director may elect, at the time rights or Options are granted under the Plan, to participate in the Plan by holding any rights or Options granted under the Plan in a registered retirement savings plan established by such Eligible Employee or Eligible Director for the sole benefit of such Eligible Employee or Eligible Director or in a personal holding corporation controlled by such Eligible Employee or Eligible Director. For the purposes of this section 7.10, a personal holding corporation shall be deemed to be controlled by an Eligible Employee or Eligible Director if (i) voting securities carrying more than 50% of the votes for the election of directors of such corporation are held, otherwise than by way of security only, by or for the benefit of such Eligible Employee or Eligible Director and the votes carried by such voting securities are entitled, if exercised, to elect a majority of the board of directors of such corporation, and (ii) all of the voting and equity securities of such corporation are directly or indirectly held, otherwise than by way of security only, by or for the benefit of such Eligible Employee or Eligible Director and/or his or her spouse, children or grandchildren. In the event that an Eligible Employee or Eligible Director elects to hold the rights or Options granted under the Plan in a registered retirement savings plan or personal holding corporation, the previsions of the Plan shall continue to apply as if the Eligible Employee or Eligible Director held such rights or Options directly.

Section 7.11     Compliance with Applicable Law: If any provision of the Plan or any Option contravenes any law or any order, policy, by-law or regulation of any regulatory body having jurisdiction over the securities of the Corporation, then such provision shall be deemed to be amended to the extent necessary to bring such provision into compliance therewith.

Section 7.12     Interpretation: This Plan shall be governed by and construed in accordance with the laws of the Province of Ontario.